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EXHIBIT 99.8


Fund Participation Agreement
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                                                                     EXHIBIT 8




                          FUND PARTICIPATION AGREEMENT

         This AGREEMENT is made this ___ day of __________, 1996, by and between Pacific Mutual Life Insurance Company (the "Company"), a mutual life insurance company domiciled in California, on its behalf and on behalf of the segregated asset accounts of the Company listed on Exhibit "A" to this Agreement (the "Separate Accounts"): Pacific Innovations Trust, a Delaware/business trust ("Fund"); BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services ("Distributor"), an Ohio Limited Partnership; and Bank of America National Trust and Savings Association ("Manager"), a national banking association.

                              W I T N E S S E T H

         WHEREAS, the Fund is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act") and the Fund is authorized to issue separate classes of shares of beneficial interests ("shares"), each representing an interest in a separate portfolio of assets known as a fund ("portfolio") and each portfolio has its own investment objective, policies, and limitations; and

         WHEREAS, the Fund is available to offer shares of one or more of its portfolios to the Separate Accounts that fund variable annuity contracts and variable life insurance contracts ("Variable Contracts") and to serve as an investment medium for Variable Contracts of the Company and other portfolios which may be established in the future; and
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         WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended ("1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

         WHEREAS, the Manager is a national banking association; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company wishes to purchase shares of one or more of the Fund portfolios on behalf of its Separate Accounts to serve as an investment medium for Variable Contracts funded by the Separate Accounts, and the Distributor is authorized to sell shares of the Fund's portfolios;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:

                        ARTICLE I. - SALE OF FUND SHARES

         1.1 The Distributor agrees to sell to the Company those shares of the portfolios offered and made available by the Fund and identified on Exhibit "B" ("Portfolios") that the Company orders on behalf of its Separate Accounts, and agrees to execute such orders on each day on which the Fund calculates its net asset value pursuant to rules of the SEC ("business day") at the net asset value next computed after receipt and acceptance by the Fund or its designee of the order for the shares of the Fund.

         1.2 The Fund agrees to make available on each business day shares of the Portfolio for purchase at the applicable net asset value per share by the Company on behalf of its Separate Accounts; provided, however, that the Trustees of the Fund may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction over it, in the sole discretion of the Trustees, acting in good faith and in





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light of the Trustees' fiduciary duties under applicable law, necessary in the best interests of the shareholders of any Portfolios.

         1.3 The Fund and the Distributor agree that shares of the Portfolios of the Fund will be sold only to the Company, its Separate Accounts, and other persons affiliated with the Company, consistent with each Portfolio being adequately diversified pursuant to Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code") and the regulations thereunder. No shares of any Portfolio will be sold directly to the general public. No shares of any Portfolio will be sold directly to any other insurance company or its separate account(s) or to any person without the mutual consent of the Fund, the Manager and the Company.

         1.4 The Fund and Distributor will not sell shares of the Fund to any separate account to serve as an investment vehicle for variable life insurance contracts unless the Fund has first obtained an appropriate exemptive order from the SEC if required by the 1940 Act and the rules thereunder, to the extent necessary to permit "mixed funding" if the Fund offers its shares to a variable life insurance Separate Account of the Company, and, if applicable, to permit "shared funding" if the Fund offers its shares to separate accounts funding variable annuity or variable life insurance contracts of unaffiliated insurance companies or to any other person. In such event, all parties to this Agreement agree to comply with any applicable conditions imposed under any exemptive order issued by the SEC, or any applicable conditions specified in Rule 6e-2 or Rule 6e-3(T) under the 1940 Act (or, if permanently adopted, Rule 6e-3), whichever is applicable. The Fund and Distributor will not sell shares of the Fund to any Separate Account funding variable life insurance contracts unless there is in effect an agreement containing provisions necessary to comply with any applicable conditions of an SEC exemptive





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order, Rule 6e-2 or 6e-3(T) (or, if permanently adopted, Rule 6e-3), whichever is applicable.

         1.5 Upon receipt of a request for redemption in proper form from the Company, the Fund agrees to redeem in cash any full or fractional shares of the Portfolio held by the Company, its Separate Accounts, and other persons affiliated with the Company, ordinarily executing such requests on each business day at the net asset value next computed after receipt and acceptance by the Fund or its designee of the request for redemption, except that the Fund reserves the right to suspend the right of redemption, consistent with Section 22(e) of the 1940 Act and any rules thereunder. Such redemptions shall be paid in federal funds ordinarily on the next business day following receipt by the Fund or its designee of the order for redemption; however the Fund reserves the right to postpone payment upon redemption consistent with Section 22(e) of the Act and any Rules thereunder.

         1.6 For purposes of Sections 1.1 and 1.5, the Company shall be the designee of the Fund for receipt of purchase and redemption orders from the Separate Account, and receipt by such designee shall constitute receipt by the Fund; provided that the Company receives the order by 4:00 p.m. New York City time, or the close of the New York Stock Exchange if earlier, and the Fund receives notice of such order by 10:00 a.m., New York City time on the following business day.

         1.7 The Company shall pay for shares of the Portfolio on the business day next following the day the Company places an order to purchase shares of the Portfolios, except with respect to shares of any Portfolio of the Fund ("Acquired Portfolio") ordered by the Company for a Separate Account or any subaccount thereof in connection with an exchange or transfer from another Separate Account or another subdivision of a Separate





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Account under the Variable Contracts, the Company shall pay for shares of the
Acquired Portfolio on the latter of (1) the next business day after an order to purchase the shares is made in accordance with Section 1.1 hereof, or (2) on the same business day that the Separate Account or subdivision from which the exchange or transfer is being made receives payment from the investment company portfolio in which it invests. Payment shall be in federal funds transmitted by wire or by any other method mutually agreed upon by the parties hereto.

         1.8 Issuance and transfer of shares of the Portfolios will be by book entry only, unless otherwise required by state insurance authorities. Fund and Distributor agree that shares ordered from the Fund will be recorded properly in an appropriate title for the Separate Accounts or the appropriate subaccounts of the Separate Accounts.

         1.9 The Fund shall promptly furnish same-day notice (by wire or telephone or facsimile, followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the shares of the Portfolios. The Company hereby elects to reinvest in the Portfolios all such dividends and distributions as are payable on a Portfolio's shares and to receive such dividends and distributions in additional shares of that Portfolio. The Company reserves the right to revoke this election in writing and to receive all such dividends and distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

         1.10 The Fund shall instruct its recordkeeping agent to advise the Company on each business day of the net asset value per share for each Portfolio as soon as reasonably practical after the net asset value per share is calculated, (normally by 6:00 p.m., New York City time), and shall use its best efforts to make such net asset value per share available by 6:30 p.m., New York City time.





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                  ARTICLE II. - REPRESENTATIONS AND WARRANTIES

         2.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under California law and that it is taxed as an insurance company under Subchapter L of the Code.

         2.2 The Company represents and warrants that it has legally and validly established each of the Separate Accounts as a segregated asset account under the California Insurance Code, and that each of the Separate Accounts is a validly existing segregated asset account under California law.

         2.3 The Company represents and warrants that the Variable Contracts issued by the Company or interests in the Separate Accounts under such Variable Contracts (1) and or, prior to issuance, will be registered as securities under the Securities Act of 1933 ("1933 Act") or, alternatively (2) are not registered because they are properly exempt from registration under the 1933 Act.

         2.4 The Company represents and warrants that each of the Separate Accounts (1) has been registered as a unit investment trust in accordance with the provisions of the 1940 Act or, alternatively (2) has not been registered in proper reliance upon an exclusion from registration under the 1940 Act.

         2.5 The Company represents that it believes, in good faith, that the Variable Contracts issued by the Company are currently treated as annuity contracts or life insurance contracts (which may include modified endowment contracts), whichever is appropriate, under applicable provisions of the Code.

         2.6 The Company represents and warrants that any of its Separate Accounts that fund variable life insurance contracts and that are registered with the SEC as





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investment companies, rely on the exemptions provided by Rule 6e-2 or Rule
6e-3(T), or any successor thereto, under the 1940 Act.

         2.7 The Fund represents and warrants that it is duly organized as a business trust under the laws of the state of Delaware, and is in good standing under applicable law.

         2.8 The Fund represents and warrants that the shares of the Portfolios are duly authorized for issuance in accordance with applicable law and that the Fund is registered as an open-end management investment company under the 1940 Act.

         2.9 The Fund represents that it believes, in good faith, that the Portfolios currently comply with the diversification provisions of Section 817(h) of the Code and the regulations issued thereunder relating to the diversification requirements for variable life insurance contracts and variable annuity contracts, and that each Portfolio has complied with such provisions since its commencement of operations.

         2.10 The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC.

                         ARTICLE III. - GENERAL DUTIES

         3.1 The Fund shall take all such actions as are necessary to permit the sale of the shares of each Portfolio to the Separate Accounts, including maintaining its registration as an investment company under the 1940 Act, and registering the shares of the Portfolios sold to the Separate Accounts under the 1933 Act for so long as required by applicable law. The Fund shall amend its Registration Statement filed with the SEC under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares of the Portfolios. The Fund shall register and qualify its shares for sale in accordance with the laws of the various





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states to the extent deemed necessary by the Fund or the Distributor.  The Fund and Distributor shall take all steps necessary to sell shares of the Fund in compliance with all applicable federal and state securities laws.

         3.2 The Fund shall make every effort to maintain qualification of each Portfolio as a Regulated Investment Company under Subchapter M of the Code (or any successor or similar provision) and shall notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future; and to meet the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code.

         3.3 The Fund and Manager or a sub-manager as appropriate will invest the assets of the Portfolios in such a manner as to ensure that the Variable Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations thereunder (or any successor provisions). Without limiting the scope of the foregoing, the Manager on behalf of the Fund shall make every effort to enable each Portfolio to comply with the diversification provisions of Section 817(h) of the Code and the regulations issued thereunder relating to the diversification requirements for variable life insurance contracts and variable annuity contracts and any prospective amendments or other modifications to Section 817 or regulations thereunder, and shall notify the Company immediately upon having a reasonable basis for believing that any Portfolio has ceased or might cease to comply.

         3.4 The Fund and Manager agree that each Portfolio of the Fund shall be managed consistent with its investment objective or objectives, investment policies, and investment restrictions as described in the Fund's prospectus and registration statement, as amended or modified from time to time.





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         3.5     The Company shall take all such actions as are necessary under applicable federal and state law to permit the sale of the Variable Contracts issued by the Company, including registering each Separate Account as an investment company to the extent required under the 1940 Act, and registering the Variable Contracts or interests in the Separate Accounts under the Variable Contracts to the extent required under the 1933 Act, and obtaining all necessary approvals to offer the Variable Contracts from the applicable state insurance commissioners.

         3.6 The Company shall make every reasonable effort to maintain the treatment of the Variable Contracts issued by the Company as annuity contracts or life insurance contracts, whichever is appropriate, under applicable provisions of the Code, and shall notify the Fund and the Distributor immediately upon having a reasonable basis for believing that such Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

         3.7 The Company shall require that any person who offers and sells the Variable Contracts issued by the Company do so in accordance with applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Rules of Fair Practice, banking and state law respecting the offering of variable life insurance contracts and variable annuity contracts.

         3.8 The Distributor shall sell and distribute the shares of the Portfolios of the Fund in accordance with the applicable provisions of the 1933 Act, the 1934 Act, the NASD Rules of Fair Practice, and state law.

         3.9 A majority of the Board of Trustees of the Fund shall consist of persons who are not "interested persons" of the Fund ("disinterested Trustees"), as defined by Section 2(a)(19) of the 1940 Act, except that if this provision of this Section 3.9 is not





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met by reason of the death, disqualification, or bona fide resignation of any
Trustees, then the operation of this provision shall be suspended (a) for a period of 45 days if the vacancy or vacancies may be filled by the Fund's Board; (b) for a period of 60 days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.

         3.10 Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including, without limitation, the SEC, the NASD, and banking and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         3.11 The Company shall, at least annually, submit to the Board of Trustees of the Fund such reports, materials or data as the Trustees may reasonably request so that the Trustees may carry out the obligations imposed upon them by said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board of Trustees.

         3.12 Fund and Manager agree to notify the Company immediately upon gaining knowledge of any change(s) or proposed change(s) in a Portfolio's investment objective(s), investment policies, or investment restrictions, in any material services provided to the Fund or Portfolio, or in any service agreement with respect to any services provided to the Fund or Portfolio, and to cooperate with the Company in obtaining any necessary approvals from state insurance authorities before implementing any such change(s).

                       ARTICLE IV. - POTENTIAL CONFLICTS

         4.1 The Fund's Board of Trustees shall monitor the Fund for the existence of any material irreconcilable conflicts between the interests of owners of variable annuity contracts and variable life insurance contracts. An irreconcilable material conflict may





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arise for a variety of reasons, including (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Fund or any Portfolio are being managed; or (e) a decision by the Company to disregard the voting instructions of Variable Contract Owners.

         4.2 The Company agrees that it shall be responsible for reporting any potential or existing conflicts to the Fund's Board of Trustees. The Company will be responsible for assisting the Board of Trustees of the Fund in carrying out its responsibilities under this Agreement, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Variable Contract Owner voting instructions are disregarded. The Company shall carry out its responsibility under this Section
4.2 with a view only to the interests of the Variable Contract Owners.

         4.3 The Company agrees that in the event that it is determined by a majority of the Board of Trustees of the Fund or a majority of the Fund's disinterested Trustees that a material irreconcilable conflict exists, the Company shall, at its own expense and to the extent reasonably practical (as determined by a majority of the disinterested Trustees of the Board of the
Fund), take whatever steps are necessary to eliminate the irreconcilable material conflict, including: (1) withdrawing the assets allocable to some or all of the Separate Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, which may include another Portfolio of the Fund, or submitting the question of whether such segregation should be implemented to a vote of





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all affected Variable Contract Owners and, as appropriate, segregating the assets of any appropriate group that votes in favor of such segregation, or offering to the affected Variable Contract Owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of the Company's decision to disregard Variable Contract Owners' voting instructions and that decision represents a minority position or would preclude a majority vote, the Company shall be required, at the Fund's election, to withdraw the Separate Accounts' investment in the Fund, and no charge or penalty will be imposed as a result of such withdrawal. The Fund shall neither be required to bear the costs of remedial actions taken to remedy a material irreconcilable conflict nor shall it be requested to pay a higher investment advisory fee for the sole purpose of covering such costs. In addition, no Variable Contract Owner shall be required directly or indirectly to bear the direct or indirect costs of remedial actions taken to remedy a material irreconcilable conflict. A majority of the disinterested members of the Board of Trustees of the Fund shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund be required to establish a new funding medium for any Variable Contract. A new funding medium for any Variable Contract need not be established by the Company pursuant to this Section 4.3, if an offer to do so has been declined by vote of a majority of Variable Contract Owners who would be materially and adversely affected by the irreconcilable material conflict. All reports received by the Fund's Board of Trustees of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, notifying the Company and the Fund's investment Manager of a conflict, shall be properly recorded in the minutes of the Board of Trustees of the Fund or other appropriate records, and such





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minutes or other records shall be made available to the SEC upon request.  The
Company and the Fund shall carry out their responsibilities under this Section
4.3 with a view only to the interests of the Variable Contract Owners.

         4.4 The Board of Trustees of the Fund shall promptly notify the Company in writing of its determination of the existence of an irreconcilable material conflict and its implications.

             ARTICLE V. - PROSPECTUSES AND PROXY STATEMENTS, VOTING

         5.1 The Company shall distribute such prospectuses, proxy statements and periodic reports of the Fund to the owners of Variable Contracts issued by the Company as required to be distributed to such Variable Contract Owners under applicable federal or state laws.

         5.2 The Distributor shall provide the Company with as many copies of the current prospectus of the Fund as the Company may reasonably request.
If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund's prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for the Company to print together in one document the current prospectus for the Variable Contracts issued by the Company and the current prospectus for the Fund. The Fund shall bear the expense of printing copies of its current prospectus that will be distributed to existing Variable Contract Owners, and the Company shall bear the expense of printing copies of the Fund's prospectus that are used in connection with offering the Variable Contracts issued by the Company.

         5.3 The Distributor shall provide the Company with as many copies of the current Statement of Additional Information ("SAI") of the Fund as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide





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such documentation (including a final copy of the Fund's SAI as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for the Company to print together in one document the current SAI for the Variable Contracts issued by the Company and the current SAI for the Fund. The Fund shall bear the expense of printing copies of its current SAI that may be distributed to existing Variable Contract Owners, and the Company shall bear the expense of printing copies of the Fund's SAI that are used in connection with offering the Variable Contracts issued by the Company.

         5.4 The Fund, at its expense, shall provide the Company with copies of its proxy material, periodic reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require for purposes of distributing to owners of Variable Contracts issued by the Company and to state insurance authorities. The Fund, at the Company's expense, shall provide the Company with copies of its periodic reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably request for use in connection with offering the Variable Contracts issued by the Company. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund's proxy materials, periodic reports to shareholders and other communications to shareholders, as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for the Company to print such shareholder communications for distribution to owners of Variable Contracts issued by the Company.

         5.5 For so long as the SEC interprets the 1940 Act to require pass-through voting by the Company whose Separate Accounts are registered as investment companies under the 1940 Act ("Registered Separate Accounts"), the Company shall vote shares of each Portfolio of the Fund held in Registered Separate Accounts or subaccounts thereof,





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at regular and special meetings of the Fund in accordance with instructions timely received by the Company (or a designated agent) from owners of Variable Contracts funded by such Registered Separate Accounts or subaccounts thereof having a voting interest in the Portfolio. The Company shall vote shares of a Portfolio of the Fund held in Registered Separate Accounts or subaccounts thereof that are attributable to the Variable Contracts as to which no timely instructions are received, as well as shares held in such Registered Separate Accounts or subaccounts thereof that are not attributable to the Variable Contracts and owned beneficially by the Company (resulting from charges against the Variable Contracts or otherwise), in the same proportion as the votes cast by owners of the Variable Contracts funded by that Separate Account or subaccount thereof having a voting interest in the Portfolio from whom instructions have been timely received. The Company shall vote shares of each Portfolio of the Fund held in its general account or in any Separate Account that is not registered under the 1940 Act, if any, and any affiliate of the Company shall vote shares of a Portfolio of the Fund that it holds, in its discretion or in the same proportion as the votes cast with respect to shares of the Portfolios held in all Registered Separate Accounts of the Company or subaccounts thereof, in the aggregate. In the event that the Shared Funding Exemptive Order requires all Participating Insurance Companies to calculate voting privileges in substantially the same manner, the Company agrees to take steps so that each Registered Separate Account or subaccount thereof investing in the Fund calculates voting privileges substantially in the manner established by the Fund, provided that such manner is reasonable and communicated to the Company by the Fund.

         5.6 To the extent applicable, the Fund shall disclose in its prospectus, in substance, that: (1) shares of the Portfolios of the Fund are offered to affiliated or





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
unaffiliated insurance company separate accounts which fund both annuity and life insurance contracts, (2) due to differences in tax treatment or other considerations, the interests of various Variable Contract Owners participating in the Fund or a Portfolio might at some time be in irreconcilable conflict, and (3) the Board of Trustees of the Fund will monitor for any material irreconcilable conflicts and determine what action, if any, should be taken.

                  ARTICLE VI. - SALES MATERIAL AND INFORMATION

         6.1 The Company agrees that neither it nor any of its affiliates shall give any information or make any representations or statements on behalf of the Fund or concerning the Fund other than the information or representation contained in the Registration Statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund, or its designee (the Manager), and/or by the Distributor or its designee, except with the prior permission of the Fund or its designee and/or the Distributor or its designee. The Parties agree that total return information of the Fund and its Portfolios derived from the prospectus or Registration Statement of the Fund or from reports provided by the Fund, the Manager, or Distributor to the Company may be used by the Company in connection with the sale of the Variable Contracts without prior approval of the Fund or the Distributor, or their designees, and the Company shall be responsible for using such information in conformity with the information it is provided.

         6.2 The Fund or the Distributor or the designee of either shall furnish to the Company or its designee, each piece of sales literature or other promotional material in





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which the Company or its Separate Accounts are named, and no such material shall be used without the prior approval of the Company or its designee.

         6.3 The Fund and the Distributor agree that each and the affiliates of each shall not give any information or make any representations on behalf of the Company or concerning the Company, the Separate Accounts, or the Variable Contracts issued by the Company, other than the information or representations contained in a registration statement, prospectus or SAI for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Separate Accounts or prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by the Company or its designee, except with the prior permission of the Company.

         6.4 The Fund will provide to the Company at least one complete copy of all prospectuses, SAI's, reports, proxy statements and other voting solicitation materials, and all amendments and supplements to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC and other regulatory authorities.

         6.5 The Company will provide to the Fund at least one complete copy of all prospectuses (which shall include an offering memorandum if the Variable Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAI's, reports, solicitations for voting instructions, and all amendments or supplements to any of the above, that relate to the Variable Contracts issued by the Company or the Separate Accounts promptly after the filing of such document with the SEC or other regulatory authority.

         6.6 For purposes of this Article VI, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material





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published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, computerized media, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.

                         ARTICLE VII - INDEMNIFICATION

         7.1     Indemnification By the Company

         The Company agrees to indemnify and hold harmless the Fund, the Manager and the Distributor, each of their Trustees/Directors and officers, and each person, if any, who controls the Manager or Distributor within the meaning of Section 15 of the 1933 Act, (collectively, the "Indemnified Parties" for purposes of this Section 7.1), against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation expenses (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts or to the operation of the Separate Accounts or the Fund, and in any such case:

                 (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus (which shall include an offering memorandum) or SAI for the Separate Accounts or sales literature for the Variable Contracts issued by the Company (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company, directly or indirectly, by or on behalf of any Indemnified Party for use in the registration statement, prospectus or SAI for the Separate Account or in sales literature issued by the Company (or any amendment or supplement to any of the foregoing) or otherwise, for use in connection with the sale of the Variable Contracts or Fund shares or acceptance of applications for the Variable Contracts; or



                 (ii) arise out of or as a result of any statement or representation (other than statements or representations (1) contained in the registration statement, prospectus, SAI, or sales literature of the Fund or any amendment or supplement to any of the foregoing not supplied by the Company or persons under its control, or (2) contained in the registration statement, prospectus, or SAI for the Separate Account, or sales literature for the Variable Contracts made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund, the Manager or the Distributor) or wrongful conduct of the Company or any of its affiliates, employees or agents (but not including agents that are Indemnified Parties or employees or agents of Indemnified Parties) thereof with respect to the sale or distribution of the Variable Contracts issued by the Company or the Fund shares or the acceptance of applications for the Variable Contracts; or



                 (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature of the Fund (or any amendment thereof or supplement to the foregoing) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to an Indemnified Party by or on behalf of the Company; or



                 (iv) arise out of or result from the material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;



except to the extent provided in Sections 7.4 and 7.5 hereof.

         7.2     Indemnification By the Manager

         The Manager agrees to indemnify and hold harmless the Fund, the Distributor and the Company and its Separate Accounts, each of their Trustees/Directors and officers, and each person, if any, who controls the Distributor or Company within the meaning of Section 15 of the 1933 Act, (collectively, the "Indemnified Parties" for purposes of this Section 7.2), against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor and or the Company) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus of the Fund or sales literature of the Variable Contracts or the Fund generated by the Manager or an affiliate thereof (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Manager or the Fund or the designee of either by or on behalf of any Indemnified Party for use in the registration statement, prospectus, or SAI for the Fund or in sales literature for the Fund or the Variable Contracts or otherwise, for use in connection with the sale of the Variable Contracts issued by the Company or Fund shares or the acceptance of applications for the Variable Contracts; or



         (ii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or SAI for the Separate Account or sales literature for the Variable Contracts, (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Indemnified Party by or on behalf of the Manager; or

         (iii) arise out of or result from the material breach of any representation and/or warranty made by the Manager in this Agreement or arise out of or result from any other material breach of this Agreement by the Manager, including but not limited to, compliance with the diversification requirements of Section 817(h) of the Code and qualification of each Portfolio of the Fund as a Regulated Investment Company under Subchapter M of the Code;



except to the extent provided in Section 7.4 and 7.5 hereof.

         7.3     Indemnification By the Distributor

         The Distributor agrees to indemnify and hold harmless the Fund, the Manager and the Company and its Separate Accounts, each of their Trustees and officers, and each person, if any, who controls the Fund, the Manager or Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts or to the operation of the Fund, in any such case:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund generated by the Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor directly or indirectly or its designee by or on behalf of any Indemnified Party; for use in sales literature for the Fund or otherwise in connection with the sale of Fund shares; or



         (ii) arise out of as a result of any unauthorized use of any sales materials related to the Fund by the Distributor, or wrongful conduct of Distributor, or the affiliates, employees, or agents of Distributor with respect to the sale or distribution of the Fund shares, including but not limited to any verbal or written misrepresentations, or unlawful sales practices.



except to the extent provided in Section 7.4 and 7.5 hereof.

         7.4 No person required to provide indemnification under the terms of Sections 7.1, 7.2, or 7.3 of this Agreement shall be liable under any such section with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party under any such section would otherwise be subject by reason of willful misfeasance, or bad faith on the part of such Indemnified Party, or gross negligence (negligence if the Manager), in the performance of his or her duties or by reason of his or her reckless disregard of obligations or duties under this Agreement or to the Fund or the Separate Account, as applicable.

         7.5 No person required to provide indemnification under the terms of Sections 7.1, 7.2 or 7.3 of this Agreement ("Indemnifying Party") shall be liable under the terms of any such section with respect to any claim made against an Indemnified Party under any such section unless such Indemnified Party shall have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the above designated indemnification provisions. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate, at its own expense, in the defense of such action. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Company to such Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         7.6 Each party to this Agreement shall promptly notify the other parties to the Agreement of the commencement of any litigation or proceedings against it or any of its officers or Trustees or affiliated persons in connection with the issuance or sale of the Fund shares, or the acceptance of applications for the Variable Contracts or the operation of the Fund the Variable Contracts, or the Separate Account.

                         ARTICLE VIII. - APPLICABLE LAW

         8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.

         8.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including but not limited to, any mixed funding exemptive order) and the terms hereof shall be interpreted and construed in accordance therewith. The word "affiliate" or "affiliated" shall have the meaning as defined in
Section 2(a)(3) of the 1940 Act.

                           ARTICLE IX. - TERMINATION

         9.1     This Agreement shall terminate:

                 (a) at the option of any party to this Agreement upon 90 days advance written notice to the other parties, unless a shorter time is agreed to by the parties to this Agreement; or

                 (b) at the option of the Company if shares of the Portfolios are not reasonably available to meet the requirements of the Variable Contracts issued by the Company, as determined by the Company, and upon written notice by the Company to the other parties to this Agreement; or,

                 (c) at the option of the Fund, the Manager or the Distributor upon institution of formal proceedings against the Company by the NASD, the SEC, or any banking, state securities, insurance authorities or any other regulatory body if the Fund, the Manager or the Distributor shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                 (d) at the option of the Company upon institution of formal proceedings against the Fund, the Manager, or Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, Manager or Distributor has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                 (e) upon requisite vote of the Variable Contract Owners having an interest in the Separate Accounts (or any subaccounts thereof) to substitute the shares of another investment company or portfolio thereof for the corresponding shares of the Fund or a Portfolio in accordance with the terms of the Variable Contracts for which those shares had been selected to serve as the underlying investment media; or

                 (f) in the event any of the shares of a Portfolio are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Variable Contracts issued or to be issued by the Company; or

                 (g) by any party to this Agreement upon a determination by a majority of the Trustees of the Fund, or a majority of its disinterested Trustees, that an irreconcilable material conflict exists; or

                 (h) at the option of the Company if the Fund or a Portfolio fails to meet the diversification requirements specified in Section
3.2 or 3.3 hereof; or

                 (i) at the option of the Fund or the Distributor if the Variable Contracts issued by the Company cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code or if the Variable Contracts are not registered, issued or sold in accordance with applicable state and/or federal law; or

                 (j) at the option of the Company upon any substitution of the shares of another investment company or portfolio thereof for shares of the Fund or a Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 30 days prior written notice to the Fund or Distributor of the date of the substitution; or

                 (k) at the option of any party to this Agreement upon a material breach of this Agreement or of any representation or warranty herein by any other party to this Agreement.

         9.2 Each party to this Agreement shall promptly notify the other parties to the Agreement of the institution against such party of any such formal proceedings as described in Sections 9.1(c) and (d) hereof. The Company shall give 30 days prior written notice to the Fund of the date of any proposed vote of Variable Contract Owners to replace the Fund's shares as described in
Section 9.1(e) hereof.

         9.3 Under the terms of the Variable Contracts, the Company reserves the right, subject to compliance with the law as then in effect, to make substitutions for the securities that are held by a Separate Account of the Company under certain circumstances. The parties acknowledge that the Company has the right to substitute other securities for the shares of the Fund or a Portfolio thereof already purchased or to be purchased in the future if the shares of the Fund or any or all of the Portfolios of the Fund should no longer be available for investment, or if, in the judgment of Company management, further investment in shares of the Fund or any or all of the Portfolios thereof should become inappropriate in view of the purposes of the Contracts. The Company will provide 30 days written notice to the Fund or to the Distributor prior to effecting any such substitution.

         9.4 If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

         9.5 Effect of Termination. Notwithstanding any termination of this Agreement, the Fund, the Manager, and Distributor (assuming the Manager and/or the Distributor is still acting pursuant to an agreement with the Fund), shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, based upon instructions from the owners of the Existing Contracts, the Separate Account shall be permitted to reallocate investments in the Portfolios of the Fund and redeem investments in the Portfolios, and shall be permitted to invest in the Portfolios in the event that owners of the Existing Contracts make additional purchase payments under the Existing Contracts. If this Agreement terminates, the parties agree that Article VII, and Sections 3.9, 11.1, 11.3, 11.4, 11.5 and 11.6, and, to the extent that all or a portion of the assets of the Separate Account continue to be invested in the Fund or any Portfolios of the Fund, Article I, IV and V and Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.8, 3.9,
3.10 and 3.11 will remain in effect after termination.

                              ARTICLE X - NOTICES

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.



         If to the Fund:          Pacific Innovations Trust
                                  c/o PFPC Inc.
                                  103 Bellevue Parkway
                                  Wilmington, DE 19809

         If to the Manager:       Bank of America National Trust and Saving
                                  Association
                                  Debra McGinty Poteet
                                  555 S. Flower Street, 5th Floor
                                  Los Angeles, CA 90071

         If to the Distributor:   BISYS Fund Services Limited Partnership
                                  3435 Stelzer Rd.
                                  Columbus, OH 43218

         If to the Company:       Pacific Mutual Life Insurance Company
                                  General Counsel
                                  700 Newport Center Drive
                                  Newport Beach, CA 92660

                           ARTICLE XI - MISCELLANEOUS

         11.1 The Fund and the Company agree that if and to the extent Rule 6e-2 or 6e-3(T) under the 1940 Act is amended or if Rule 6e-3 is adopted in final form or amended, to the extent applicable, the Fund and the Company shall each take such steps as may be necessary to comply with such Rule as amended or adopted in final form.

         11.2 A copy of the Fund's Agreement and Declaration of Trust is on file with the Secretary of the state of Delaware and notice is hereby given that the Agreement has been executed on behalf of the Fund by a trustee of the Fund in his or her capacity as Trustee and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any trustee, officer or shareholder of the Fund individually.

         11.3 Rights of Trustees and Shareholders. Nothing in this Agreement shall impede the Fund's Trustees or shareholders of the shares of the Fund's Portfolios from exercising any of the rights provided to such Trustees or shareholders in the Fund's Declaration of Trust, as amended, a copy of which will be provided to the Company upon request.

         11.4 It is understood that the name "Pacific Mutual Life Insurance Company" or any derivative thereof or logo associated with that name is the valuable property of the Company and that the Fund, Manager, or Distributor has the right to use such name (or derivative or logo), with the prior consent of the Company for use in required regulatory filings, such consent not to be reasonably withheld, only so long as this Agreement is in effect. Upon termination of this Agreement the Fund, Manager or Distributor shall forthwith cease to use such name (or derivative or logo).

         11.5 It is understood that the name "Bank of America National Trust and Savings Association" or any derivative thereof or logo associated with that name is the valuable property of the Manager and its affiliates, and that the Company and Distributor has the right to use such name (or derivative or logo), with prior consent of BofA for use in required regulatory filings, such consent not to be unreasonably withheld, only so long as this Agreement is in effect. Upon termination of this Agreement the Company and Distributor shall forthwith cease to use such name (or derivative or logo).

         11.6 It is understood that the name "BISYS Fund Services, Limited Partnership" or any derivative thereof or logo associated with that name is the valuable property of the Distributor and its affiliates, and that the Fund, Manager and Company, has the right to use such name (or derivative or logo) only so long as this Agreement is in effect. Upon termination of this Agreement the Fund, Manager and Company shall forthwith cease to use such name (or derivative or logo).

         11.7 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         11.8 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         11.9 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         11.10 This Agreement may not be assigned by any party to this Agreement except with the written consent of the other parties to this Agreement. For purposes of this provision, assignment shall be as defined in the Investment Company Act of 1940 and the rules thereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                           PACIFIC INNOVATIONS TRUST

ATTEST: _______________________            By: _________________________
              Name:                            Name
              Title:                           Title:

                                            BANK OF AMERICA
                                            NATIONAL TRUST & SAVINGS
                                            ASSOCIATION

ATTEST: _______________________            By: _________________________
              Name:                            Name
              Title:                           Title:

                                           BISYS FUND SERVICES
                                           LIMITED PARTNERSHIP

ATTEST: _______________________            By: _________________________
              Name:                            Name
              Title:                           Title:

                                           PACIFIC MUTUAL LIFE INSURANCE
                                           COMPANY

ATTEST: _______________________            By: _________________________
              Name:                            Name
              Title:                           Title:

                                   EXHIBIT A

                               Separate Accounts

                               Separate Account B

                                   EXHIBIT B

                                   Portfolios



                               Money Market Fund

                               Managed Bond Fund

                              Capital Income Fund

                                  Mid-Cap Fund

                                 Blue Chip Fund

                             Aggressive Growth Fund

                               International Fund